UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 26, 2005

DEVCON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-07152	59-0671992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 East Newport Center Drive, Suite 201 Deerfield Beach Florida	33442
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 429-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 21, 2005, Devcon Security Services Corp. (“DSS”), a Florida corporation and a wholly-owned subsidiary of Devcon International Corp. (the “Company”), entered into an asset purchase agreement (the “Agreement”) with Starpoint, Limited Partnership, a Pennsylvania limited partnership (“Starpoint”), Cable Sentry Corporation, a Florida corporation (“Cable Sentry”), Coral Security, Inc., a Florida corporation (“Coral Security”) and Westview Security, a Florida corporation (“Westview” and, together with Starpoint, Cable Sentry and Coral Security, the “Sellers”) and Adelphia Communications Corporation, a Delaware corporation (“Adelphia”) to acquire certain net assets of Adelphia’s electronic security services operation, Starpoint Limited Partnership, for approximately $42.8 million in cash based substantially upon estimated contractually recurring monthly revenue of approximately $1.2 million, subject to adjustments for Sellers’ final contractual recurring monthly revenue calculation. Other than the Asset Purchase Agreement, there is no material relationship between the Company or DSS, on the one hand, and Sellers or Adelphia, on the other hand. The transaction is scheduled to close on or before February 28, 2005 and is subject to United States Bankruptcy Court approval, which hearing is scheduled for January 28, 2005, and other customary closing conditions. DSS will be funding the transaction through available cash and a senior secured long-term debt facility.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the terms of the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

The Company is attaching a copy of a press release dated January 24, 2005 as Exhibit 99.1

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Exhibits

10.1	Asset Purchase Agreement, dated as of January 21, 2005, by and among, DSS, the Sellers and Adelphia.

99.1	Press Release, dated January 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: January 26, 2004	By:	/s/ Stephen J. Ruzika
	Name:	Stephen J. Ruzika
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of January 21, 2005, by and among, DSS, the Sellers and Adelphia.

99.1	Press Release, dated January 24, 2005